PORTIONS OF THIS DOCUMENT INDICATED BY AN [***] HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT OF SUCH INFORMATION.



                                                              EXHIBIT 10.20


                             FIRST AMENDMENT TO THE
            DEVELOPMENT AND SUPPLY AGREEMENT DATED FEBRUARY 14, 2003
                                     BETWEEN
                      BRIGHTSTAR CORP. AND CSI WIRELESS LLC

This Amendment ("Amendment") to the Development and Supply Agreement dated February 14, 2003 ("Original Agreement") is between. Brightstar Corp., a corporation incorporated and existing under the laws of Delaware, U.S.A., with its principal place of business located at 2010 N.W. 84th Avenue, Miami, Florida 33122, U.S.A. ("Brightstar") and CSI Wireless LLC, a corporation incorporated and existing under the laws of Delaware, U.S.A, with its principal place of business located at 1001 Murphy Ranch Road, Milpitas, California, U.S.A. ("CSI").

The effective date of this Amendment will be September 16, 2003 ("Effective Date").

The parties agree that the provisions of the Original Agreement will apply to the GSM/GPRS Product development, marketing, sales and support as modified by the terms of this Amendment. For purposes of Interpretation, in the Original Agreement the term "Product" will refer to both the TDMA Product and the GSM/GPRS Product.

1. RELATIONSHIP AND EXCLUSIVITY

      a. This Amendment establishes the terms and conditions pursuant to which CSI and Brightstar will work together exclusively to establish a leadership position in the GSM Fixed Wireless Telephone markets (the "GSM Development") worldwide. The parties will do this by working together to initially develop a GSM/GPRS model of fixed wireless communications device, hereinafter called "GSM/GPRS Product", and will also work on enhancements and variants of this Product to maintain a leadership position in the market. The rights, responsibilities and obligations of the parties and the general business structure for the GSM Development are as described in the Original Agreement for the TDMA Fixed Wireless Telephone. However, any changes or additional provisions necessary with respect to the GSM Development and the GSM/GPRS Product are covered by this Amendment. For greater clarity, Schedule F provides a table which references the provisions of the Original Agreement and whether those provisions continue to apply with respect to the GSM activities, whether they have been replaced by provisions in this Amendment, or whether they have been amended by provisions in this Amendment.

      b. During the term of this Amendment, neither party, including affiliates and subsidiaries, shall develop, manufacture or brand any GSM Fixed Wireless products, or any Fixed Wireless products incorporating the GPRS technologies, worldwide other than the GSM/GPRS Product, absent the prior written consent of the other party, except that CSI will have the right to develop, manufacture, and sell GSM fixed wireless products to other customers if Brightstar is in material non-compliance with the provisions of this Amendment or the Original Agreement, and the non-compliance is not cured within thirty (30) days of formal written notice detailing with specificity Brightstar's non-compliance.

      c. It is the intent of both Brightstar and CSI, that by way of this amendment, they will work together to have a leading market share position in the GSM Fixed Wireless market globally. It is understood by both parties that while Brightstar's customer relationship and distribution

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strength is in North and South America today, that Brightstar will work to establish relationships and distribution in Europe and Asia to support a leading market share position for the GSM/GPRS product in these markets. Should Brightstar he unable to secure a leading position for the GSM/GPRS product in Europe and Asia, CSI and Brightstar will work together to develop alternative approaches to the sales and distribution of the GSM/GPRS product that may require changes to the business model that is defined in the Product Transfer Price and Sharing of Profits detailed in section 10 and Schedule C of this Amendment.

      d. While Brightstar makes no contractual commitment to purchase minimum volumes of GSM/GPRS Product under this Agreement, it is understood by both parties that this business arrangement should target a leading market share in Latin America which is expected to result in a 2004 annual volume in excess of [***] units.

2. DESIGN AND DEVELOPMENT OF PRODUCT

CSI shall design, develop, manufacture, and test the GSM/GPRS Product in accordance with the Product specifications set forth in Schedule A. The development and GSM/GPRS Product approval process will be managed following the schedule described on Schedule (the "GSM Schedule").

3. THE SPECIFICATIONS FOR THE PRODUCT

The general specifications for the GSM/GPRS Product are included in Schedule A.

4. PRODUCT DEVELOPMENT COSTS

In order to develop and launch the GSM/GPRS Product, Brightstar and CSI agree that they will each cover 50% of the development and tooling costs related to development of the GSM/GPRS Product. The estimated GSM/GPRS Product development and tooling costs is $[***] million and will be shared between the Parties. Brightstar will pay 50% ($[***]) of these estimated development and tooling costs to CSI within thirty (30) days of the milestones of the development program as follows:

      1st Payment - $[***] - Execution of this Agreement.

      2nd Payment - $[***] - Industrial Design SLA model available.

      3rd Payment - $[***] - Completion of Alternative Life Testing.

      4th Payment - $[***] - Product customer approval

      Last Payment - $[***] to be amortized through the first [***], however, if [***] units of the GSM/GPRS Product are not delivered under this Agreement before January 1, 2005, then Brightstar will pay CSI the unamortized amount of this payment by January 10, 2005.

If the cost of the GSM/GPRS Product development exceeds the estimated costs as a result of feature changes relative to Schedule A or other factors beyond the control of CSI, then Brightstar agrees to pay [***]% of the excess over the $[***] million dollars, except that CSI notify Brightstar if total development costs are expected to exceed $[***] million dollars and will require Brightstar approval of costs in excess of this amount, which will not be unreasonably withheld. Where Brightstar will not provide approval of such excess costs, both parties will review the features and jointly agree on

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the actions necessary to reduce the increase in total development costs to an acceptable level. The parties agree that if required, they will work together in good faith to prepare and execute amendments to this Agreement, or licensing agreements, that may be necessary to appropriately reflect Brightstar's intended ownership in the GSM/GPRS Product.

5. PRODUCTION SAMPLES

In accordance with the timing outlined in the GSM Schedule, CSI shall develop and deliver eight (8) production samples of the Product to Bright-star for Brightstar's review and for Brightstar to use for engineering evaluation and product field functional testing.

6. PRODUCT CERTIFICATION - MOTOROLA AND CARRIER TESTING

      CSI acknowledges it is aware of the Motorola, Inc. ("Motorola") and the general Carrier, requirements for product certification of fixed wireless devices ("Product Certification"). CSI will complete the following steps with that understanding:

      a. By the date specified in the GSM Schedule, CSI shall deliver 30 production samples of the Product to Brightstar for Product Certification. Brightstar and/or a third party appointed by Brightstar may conduct these tests. CSI will provide product and technical personnel support during the Product Certification process.

      b. The production samples must pass the Product Certification acceptance criteria. Brightstar and/or Motorola will approve the production samples, upon the samples passing the Product Certification acceptance criteria, as determined by Brightstar and/or Motorola in its reasonable discretion.

      c. If software or hardware changes to the production samples are required to pass the Product Certification acceptance criteria, CSI shall produce the software or hardware at its expense, and the production samples shall be re-tested. This process shall continue until the production samples pass the Product Certification.

      d. Brightstar is entitled to purchase at the agreed GSM/GPRS Product Transfer Price additional pre-production samples for field, tests, operator approvals, regional type approvals and marketing samples.

7. PRODUCT RELIABILITY TEST - MOTOROLA ACCELERATED LIFE TEST.

CSI acknowledges it is aware of the Motorola Accelerated Life Test process ("Accelerated Life Test") and the requirements to pass this test process. If Motorola materially changes the current Accelerated Life Test requirements, Brightstar and CSI agree to share the increased costs equally.

      By the date specified in the Schedule, CSI shall deliver 40 production samples of the GSM/GPRS Product to Brightstar or Motorola, as requested by Brightstar, for the Accelerated Life Test. CSI will provide product and technical personnel support during the Accelerated Life Test process. Brightstar will approve the production samples, upon the samples passing the Accelerated Life Test, as determined by Brightstar and/or Motorola in its reasonable discretion. If software or hardware changes to the production samples are required to pass the acceptance criteria specified for the Accelerated Life Test, CSI shall produce the software and/or hardware at its expense, and

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the production samples shall be re-tested. This process shall continue until the production samples pass the Accelerated Life Test criteria.

8. MANUFACTURING LINE CERTIFICATION.

CSI acknowledges it is aware of the Motorola manufacturing line certification process and the requirements to pass this certification ("Manufacturing Line Certification"), If Motorola materially changes the current Manufacturing Line Certification requirements, Brightstar and CSI mutually agree to share the increased costs equally.

      Brightstar and Motorola or a third party appointed by Brightstar will make an assessment to the Product manufacturing line and will certify the product line. Brightstar or Motorola or the appointed third party will issue a written certificate to CSI stating that the Product has been approved for production (the "Approval Certificate") after all required items have been successfully completed.

9. TOOLING & TECHNOLOGY

      a. Subject to Brightstar completing all NRE payments as outlined in
Section 4, and subject to this Amendment or a successor agreement being in place between CSI and Brightstar, the industrial design tools that have been developed for the commercial launch of the GSM/GPRS Product will be owned jointly by CSI and Brightstar. If future changes are required to the tools, or new tools are required to be prepared, CSI and Brightstar will share the cost equally such that the new tools will continue to be jointly owned by CSI and Brightstar. For the purpose of this Amendment joint ownership will mean that the tools and or designs that are defined as jointly owned can only be used by the parties together. Either party may request to use the jointly owned tools or designs independently, but cannot use them without the written consent of the other party.

      b. Subject to Brightstar completing all NRE payments as outlined in
Section 4, and subject to this agreement or a successor agreement being in place between CSI and Brightstar, the other outcomes of the GSM/GPRS Product development activity will be owned as follows;

      - the industrial design and MMI (man-machine interface) of the GSM/ GPRS Product will be jointly owned by CSI & Brightstar.

      - the GSM/GPRS radio design will be considered jointly owned with respect to including it in any products targeting the Fixed Wireless market. More specifically, the GSM/GPRS radio design cannot be included in the design of any other product intended to be sold in the Fixed Wireless market without the written consent of both parties.

      c. CSI will maintain exclusive ownership of, and unconditional right to use, the GSM/GPRS radio design when it is applied to products it develops for the Telematics, Telemetry and other markets outside of the Fixed Wireless market.

10. PRODUCT TRANSFER PRICE AND SHARING OF PROFITS

Brightstar will pay CSI for the GSM/GPRS Product in accordance with this Section 10 and Schedule C of this Amendment. CSI and Brightstar will share the profit earned on sales of the GSM/GPRS product. The sharing of profit will be administered using the formulas described in this section and in Schedule C of this Amendment.

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      a. For the purposes of the GSM activities defined in this Amendment, CSI and Brightstar agree that the only incremental costs applicable on the GSM/GPRS Product will be the following; Licensing and Branding costs, Narbitec Fees, Warranty Support, Seedsfock and Taxes and Duties, Detailed definitions of these Incremental costs are provided in Schedule C.

b. Brightstar and CSI agree that the margin sharing formula will be adjusted quarterly in situations where shipments are materially above or below the volumes anticipated for the GSM/GPRS Product. Each year CSI and Brightstar will agree on the annual sales forecast and quarterly shipments. Once the Annual Sales Forecast and its quarterly shipments are agreed, CSI and Brightstar will then set the 'Quarterly Shipments Minimum' equal to [***]% of the quarterly shipments detailed in the Annual Sales Forecast. In the ease where actual shipments in a quarter are less than the Quarterly Shipments Minimum, the margin sharing will be adjusted for that quarter by [***]% in favor of CSI (i.e. if the GSM/GPRS Product shipments for the quarter did not equal or exceed [***]% of the agreed quarterly shipments, then the margin sharing formula will be calculated as [***] percent sharing between CSI and Brightstar respectively). In the case where actual shipments in a quarter exceed the Quarterly Shipments by [***]%, the margin sharing formula will be adjusted for that quarter by [***]% in favor of Brightstar for all units shipped beyond [***]% of the quarterly shipments.

      c. Brightstar and CSI agree that the Quarterly Shipments Minimum will begin four months after the first commercial shipment of the GSM/GPRS Product.

      d. Brightstar and CSI agree that the Annual Sales Forecast for the GSM/GPRS Product during calendar year 2004 to be [***] units and during calendar year 2005 to be [***] units, however, the parties agree that the 2005 volume is estimated at the time of the execution of this Agreement and will be revised by mutual agreement prior to January 1, 2005.

      e. Brightstar and CSI agree that the provisions of this Amendment have been based on the GSM/GPRS Product shipments of between [***] and [***] units annually and an end-customer price of greater than $[***] US per unit. If the end-customer price falls below $[***] per unit, Brightstar & CSI agree to analyze the new price on the current business model and agree on recommendations that will address the issues created by the price being below this level, with the intent of maintaining equal benefit to both parties, Motorola brand licensee fees negotiation or termination may be presented as an option.

      f. CSI and Brightstar agree to provide access to all relevant documentation and evidence relevant to the costs incurred in the program and necessary to validate claims made by either party under this Section 10 and Schedule C of tills Amendment.

11. INTELLECTUAL PROPERTY

      a. Except as specifically provided in this Amendment or the Original Agreement no grant or transfer of any of Brightstar's Intellectual property rights to CSI is given or intended under this Agreement, including any license implied or otherwise, and no grant or transfer of any of CSI's Intellectual property rights to Brightstar is given or intended under this Agreement.

      b. With respect to the industrial design of the GSM/GPRS Product, CSI shall obtain necessary copyright ownership of the Industrial design from its designers, including a waiver of any moral rights that the designers may have.

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      c. CSI agrees to take some necessary precautions to prevent any of
Brightstar's intellectual property rights from being used for any purpose other than for the design and manufacture of the GSM/GPRS Product by CSI for delivery to Brightstar.

      d. Certain third-party entities own patents that may cover the GSM standard ("GSM Essential Patents). If the GSM/GPRS Product is sold as a Motorola-branded phone, then with the exception of the third-party branding and license rights for GSM Essential Patents to be acquired from Motorola directly by Brightstar, CSI warrants that it has obtained from third parties the necessary licenses to design, make, use, offer for sale, and sell the GSM/GPRS Product to Brightstar, and to grant have made rights to Brightstar.

      e. If the GSM/GPRS Product is not to be sold as a Motorola-branded phone, then with the exception of GSM Essential Patents, CSI warrants that it has obtained from third parties any other necessary licenses to design, make, use, offer for sale, and sell the GSM/GPRS Product to Brightstar, and to grant have made rights to Brightstar.

      f. Brightstar agrees to maintain a cross licensing agreement for the GSM/GPRS intellectual property and essential patents. If the parties agree that the GSM/GPRS Product will not be sold as a Motorola-branded phone, then Brightstar will be entitled to claim an Incremental Cost to cover cross licensing of the GSM/GPRS technologies. This Incremental Cost will be paid to Motorola by Brightstar for the GSM essential patents. The exact amount of the Incremental Cost will be based on whatever cost is agreed between Brightstar dna Motorola.

12. TERMS AND TERMINATION

      a. The term of this Amendment will be two and one-half years from the Effective Date of this Agreement. For greater clarity, the Term and Termination provisions of the Original Agreement and this Section 12 of the Amendment will be applied independently for each of the GSM/GPRS Product and the TDMA Product. As a result, the Original Agreement may terminate with respect to the TDMA Product, however, all relevant provisions of the Original Agreement and this Amendment may continue with respect to the GSM/GPRS Product.

      b. The term of this Amendment may be extended in accordance with, the extension provisions of the Original Agreement.

      IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their duly authorized, representatives intending for this Amendment to be effective as of the date stated on the first page of this Amendment.

BRIGHTSTAR CORP.                        CSI WIRELESS LLC

By: /s/ R Marcelo Claure                By: /s/ Stephen Verhoeff
    ---------------------------             ------------------------------
Name:  R Marcelo Claure                 Name:  Stephen Verhoeff
Title: CEO                              Title: CEO

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                                   SCHEDULE A

                PROPOSED GGSM/GPRS PRODUCT GENERAL SPECIFICATION

1.0 USER INTERFACE

Volume control - speaker, speakerphone, keypad, ringer
Call timers
Call forwarding, 3-way calling, call waiting
Caller ID
Call logging - missed, received, dialed
Message waiting indicators - voice and SMS
Menus using soft keys or scroll keys
Speed dial
Voice mail key
Automatic redial function
Single key or any key answer
Security features - keypad locking, call restriction, password setting Signal strength indicator (RSSI)
Field test menu
Display network operator
Language support - English or Spanish selectable
OPTIONAL:
Predictive text entry
WAP 2.0
Downloadable ring tones
Alarm clock with snooze function
Calculator
Calendar
Call screening

2.0 PHONEBOOK

Phonebook with email address storage (200 entries)

4.0 DATA CAPABILITY

SMS supporting EMS (message concatenation), which supports messaging and email GPRS class 8
PC interface for internet, email, and messaging.
DB9 and/or USB interface support.

5.0 OTHER FEATURES

Dial tone
Real time clock (no internal battery backup)
SIM application toolkit
DTMF keypad
AMR (adaptive multi-rate voice coding)

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OPTIONAL:

AM/FM radio
Temperature indicator
Smoke alarm

6.0 HARDWARE FEATURES

Large graphic LCD display
Accessible SIM card connector
1900MHz band with capability for 900/1800 band in future product
High power output -- 2W at 900/850 (Class 4), 1W at 1800/1900 (Class 1) Speakerphone (full duplex)
PC data interface for GPRS data, data rates supported up to class 8

Optional:

PC keyboard Interface
2W at 1900 (Class 3)
Dual band (850/1900), Tri-band (900/1800/1900), or quad-hand (850/900/1800/1900)
 support
Polyphonic ring tones
Touch display

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                                   SCHEDULE B

                          PROPOSED GSM PROJECT SCHEDULE

The following are the major milestones for the project.

                     FIRMWARE/SOFTWARE                               DATE
MMI - PS
   Document detailed specifications and feature list               5/16/03
   Detail complete "look and feel"                                 6/13/03
   Document user interface (each screen, keypress, etc.)           10/24/03
   Document firmware architecture (i.e. API, layers, etc.)         11/21/03
   Alpha release                                                   1/30/04
   User Interface approved                                         2/27/04
   Beta release                                                    3/26/04

                        PLASTICS                                     DATE
Industrial design                                                  10/3/03
SLA model                                                          11/21/03
Industrial design approved                                         1/26/04
Tool ready                       '                                 3/1/04

                   RADIO BOARD DESIGN                                DATE
1st prototype                                                      12/19/03
2nd prototype                                                      1/16/04

           TESTING, APPROVALS, AND PRODUCTION                      DATE
First call                                                         12/19/03
Initial field test - Bay area                                      2/6/04
CSI DVT                                                            4/23/04

FTA                                                                4/23/04
Carrier test                                                       5/7/04
Motorola ALT
   1st ALT                                                         3/15/04
   2nd ALT                                                         4/14/04
   3rd ALT                                                         5/14/04
Production Start, first commercial shipment                        5/17/04

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                                   SCHEDULE C

                           PRICING AND BUSINESS MODEL

I. GSM/GPRS PRODUCT TRANSFER PRICE - GSM/GPRS Product will be sold by CSI to Brightstar at a price calculated as follows:

       GSM/GPRS                  GSM/GPRS                      CSI
       Product                   Product                   Incremental
       Transfer      =        Manufacturing        +          Costs
       Price                       Cost                     Per Unit
                                Per Unit

II. DEFINITIONS:

A. GSM/GPRS PRODUCT MANUFACTURING COST PER UNIT means the direct invoice presented to CSI by the contract manufacturing company to manufacture and deliver a GSM/GPRS Product to the Delivery Point. This agreement is based on achieving a Product Manufacturing cost of $[***]-[***]US, based on manufacturing the product in Mexico. It is understood that cost reductions should be achieved for manufacturing products in Asia, assuming that volumes and import regulations Diake this possible.

B. INCREMENTAL COSTS means the total of CSI Incremental Costs and the Brightstar Incremental Costs as defined in this Exhibit C.

C. CSI INCREMENTAL COSTS means the mutually agreed costs expected to be incurred by CSI for the following activities:

      1. Seedstock.

D. CSI INCREMENTAL COSTS PER UNIT means the result obtained when the CSI Incremental Costs are calculated on a per unit basis.

E. BRIGHTSTAR INCREMENTAL Costs means the mutually agreed costs expected to be incurred by Brightstar for the following activities:

      1. Licensing and Branding,
      2. Warranty Support,
      3. Taxes, duties and other government imposed fees, where applicable, and
      4. Narbitec Fees.

F. BRIGHTSTAR INCREMENTAL COSTS PER UNIT means the result obtained when the Brightstar Incremental Costs are calculated on a per unit basis.

G. CSI GROSS MARGIN means [***]% of the Margin Per Unit.

H. MARGIN PER UNIT means the result obtained in the following pro forma calculation for the following six month period:

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
Selling Price per unit                      XXXX
Less:
Product Manufacturing Cost per Unit         (XXX)
CSI Incremental Costs per Unit              (XXX)
Brightstar Incremental Costs per Unit       (XXX)
Equals:
Margin Per Unit                              XXX

I. THE SELLING PRICE PER UNIT means the end customer selling price for each customer.

III. OTHER MATTERS

A. MANUFACTURING CHARGES. For purposes of estimating the Product Manufacturing Costs, CSI will use standard costs quoted by its external manufacturer. The following manufacturing costs will be mutually reviewed and upon agreement shared equally by the parties:

      Positive or negative purchase price variances, Idle time charges, or
      Other manufacturing charges.

Where such amounts are incurred, CSI will invoice Brightstar and Brightstar will pay any such invoiced amounts within thirty (30) days of receipt of the invoice, except that Brightstar will have no obligation for manufacturing charges which arise due to GSM/GPRS Product design or CSI's failure to prudently manage the external manufacturer.

B. COST DEFINITIONS. For purposes of this Agreement, the categories of incremental costs are defined as follows. For greater certainty, it is understood that these cost categories represent incremental costs associated with carrying on the business activities described in this Agreement and should include no allocations for overhead, facilities and any other administrative items.

CSI Incremental Costs:

      1. "Seedstock" means the direct cost to manufacture and deliver the seedstock ([***]% free units) required per Section 24(c) of the Original Agreement.

Brightstar Incremental Costs:

      1. "Licensing and Branding" means the cost associated with the royalty fees paid to Motorola, Inc. for the use of its GSM technology patents, the use of its brand. Said " Licensing and Branding " Cost is under negotiation and is expected to be in the range of [***]% - [***]% of the product sales price to Brightstar's customer. The Product Transfer Pricing calculations will reflect the actual final negotiated cost.

      2. "Warranty Support" means the cost associated to provide the consumer warranty service on the GSM/GPRS Product. Said "Warranty cost is [***]% of the Product Transfer Price

      3. "Taxes and Duties" means the cost associated with the payment of import duties when the GSM/GPRS Product is imported in a country by Brightstar or its subsidiaries.

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      4.    "Narbitec Fees" means the cost to be paid by Brightstar to Narbitec
            LLC for certain management costs associated with the GSM/GPRS activities. Said "Narbitec Fees" are 1% of the product sales price to Brightstar's customer.

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                                   SCHEDULE D

                                 LONG LEAD PARTS

To be Inserted when complete.

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                                   SCHEDULE E

                               SERVICE AND REPAIR

1. Lists of components, assembly, service tools and equipment parts, including supplier address, contact person, phone and fax number;

2. Assembly and service tool mechanical drawings indicating materials and dimensions;

3. A minimum of two completes sets of service assemblies and service tools for each instructor attending the first training class;

4. GSM/GPRS Product (including accessory) and component specifications, blueprints, drawings and samples;

5.    Schematics and overlays with troubleshooting waveforms;

6. Troubleshooting flow charts and documentation detailing test mode and test commands;

7. A service and repair manual (including a theory of operation for each portion of the circuitry), and additional service training aids, for each Product (including accessories), all written in English;

8. Object code copies of the software used to time, test, control, and program the GSM/GPRS Product; any technical documentation detailing the tuning, test, and control specifications; and any specific cables required for to cables to tune, test, control, and program the GSM/GPRS Product, to be delivered at least sixty (30) days prior to the first GSM/GPRS Product shipment, to enable Brightstar to develop automated service test programs;

9. A minimum of five sets of service cables for the GSM/GPRS Product, together with cabling diagrams to be delivered at least thirty days prior to the first Product shipment to enable Brightstar to construct additional sets;

10. A minimum of five software flash boxes/cables with schematics (including board artwork layouts, software, etc.) to be delivered at least sixty 30 days prior to the first Product shipment to enable Brightstar to construct additional boxes and conduct field acceptance testing;

11. Whatever other technical information or equipment is required for Brightstar's testing, programming, service, or repair of the Products (including accessories), or completion of the assembly of SKD Product; and

12. A minimum of 5 sets of software product support tools to control ID transfer and flexing, including, cables or interface units required to perform these operations.

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                                   SCHEDULE F

                       AGREEMENT CROSS REFERENCE SCHEDULE

For clarity, the following table cross references the Sections of the Original Agreement and describes whether the provisions of the Original Agreement continue to apply with respect to the GSM/GPRS Product or whether the provisions of this Amendment replace or amend the referenced Section with respect to the GSM/GPRS Product.

SECTION                   TITLE                              TREATMENT FOR GSM/GPRS PRODUCT
  1.        Relationship and Two-Way Exclusivity      Section replaced by Section 1 of this Amendment

  2.        Design and Development                    Section replaced by Section 2 of this Amendment

  3.        The Specifications for the Product        Section replaced by Section 3 of this Amendment

  4.        Product Development Costs                 Section replaced by Section 4 of this Amendment

  5.        Production Samples                        Section replaced by Section 5 of this Amendment

  6.        Product Certification                     Section replaced by Section 6 of this Amendment

  7.        Product Reliability Test                  Section replaced by Section 7 of this Amendment

  8.        Manufacturing Line Certification          Section replaced by Section 8 of this Amendment

  9.        Purchase of Production Units;             Continues as written, except that in Subsection 9(b),
            Product Configuration                     the reference to annual volumes is not relevant to this Amendment

 10.        Materials and Components                  Subsections 10(a) and (b) continue as written, however,
                                                      Subsection 10(c) is replaced by Subsection 9(a) of this Amendment.

 11.        Spare Parts and Replacement               Continues as Written
            Units Inventory

 12.        Product Transfer Price and                Section amended by Section 10 of this Amendment with respect
            Sharing of Profits                        to GSM/GPRS activities

 13.        Payment                                   Continues as written, however, references to items revised by this Amendment are replaced appropriately

 14.        Purchase Orders, Acceptance and           Continues as Written
            Forecasts

 15.        Cancellation of Orders                    Continues as Written

 16.        Packaging                                 Continues as Written

 17.        Shipping                                  Continues as Written

 18.        Export/Import                             Continues as Written

 19.        Labels & Markings                         Continues as Written

 20.        Title and Risk of Loss                    Continues as Written

 2l.        Quality Control, Inspection and           Continues as Written
            Out-of-Box Testing

 22.        Insurance                                 Continues as Written

 23.        Reliability and Failure Rates             Continues as Written

 24.        Warranty                                  Continues as Written

 25.        Field Service Support                     Continues as Written

 26.        Intellectual Property                     Continues as Written

 27.        Trademarks                                Continues as Written

CSI Wireless--Brightstar Development and Manufacturing Agreement - Home Run Project

28.            Indemnification                     Continues as Written

29.            Limitation of Liability             Continues as Written

30.            Information Sharing                 Continues as Written

31.            Terms and Termination               Section replaced by Section 12 of this Amendment

32.            Compliance with Laws                Continues as Written

33.            Force Majeure                       Continues as Written

34.            Contractual Relationship            Continues as Written

35.            Independent Contractors             Continues as Written

36.            Notices                             Continues as Written

37.            Governing Law, Jurisdiction,        Continues as Written
               And Dispute Resolution

38.            Assignment                          Continues as Written

39.            Section Headings                    Continues as Written

40.            Severability                        Continues as Written

41.            Confidentiality of Agreement        Continues as Written

42.            Waiver and Ammendments              Continues as Written

43.            Publicity                           Continues as Written

44.            Entire Agreement                    Continues as Written

Exhibit A      Product Requirements                Exhibit replaced by Schedule A of this Amendment

Exhibit B      Project Schedule                    Exhibit replaced by Schedule B of this Amendment

Exhibit C      Pricing and Business Model and      Exhibit replaced by Schedule C of this Amendment
               Configuration

Exhibit D      Long Lead Parts                     Exhibit replaced by Schedule D of this Amendment

Exhibit E      Service and Repair                  Exhibit replaced by Schedule E of this Amendment

CSI Wireless--Brightstar Development and Manufacturing Agreement - Home Run Project

16